Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series II: Fidelity Advisor High Income Fund which is included in Post -Effective Amendment No. 46 to the Registration Statement on Form N-1A.

 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    August 24, 1999